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                                                                   EXHIBIT 10.26

                         SECOND AMENDMENT TO AMENDED AND
            RESTATED OPERATING AGREEMENT OF GGP-TRS L.L.C. AND FIRST
              AMENDMENT TO OPERATING AGREEMENT OF GGP-TRS II L.L.C.

     Amendment, dated November 1, 2005 (the "Amendment"), among GGP Limited Partnership, a Delaware limited partnership ("GGPLP"), Teachers' Retirement System of the State of Illinois ("TRS" and, together with GGPLP, the "Members"), GGP-TRS L.L.C., a Delaware limited liability company (the "Company"), and GGP-TRS II L.L.C., a Delaware limited liability company ("GGP-TRS II").

                                    RECITALS:

     WHEREAS, the Members are all of the members of the Company;

     WHEREAS, the Company and the Members have entered into that certain Amended and Restated Operating Agreement dated August 26, 2002, as amended (the "Existing Operating Agreement"), relating to, among other things, the management of the Company and the transfer of units of membership interest therein;

     WHEREAS, the Members also are all of the members of GGP-TRS II;

     WHEREAS, GGP-TRS II and the Members have entered into that certain Operating Agreement dated November 29, 2004, as amended (the "Existing GGP-TRS II Operating Agreement"), relating to, among other things, the management of GGP-TRS II and the transfer of units of membership interest therein;

     WHEREAS, GGP-TRS II and Campbell Hawaii Investor, LLC ("Seller") have entered into that certain Disposition Agreement, dated November 29, 2004 (as the same may be amended from time to time, the "WV Purchase Agreement"), pursuant to which GGP-TRS II agreed to purchase Whalers Village in Lahaina, Maui, Hawaii ("Whalers Village");

     WHEREAS, each Member has delivered a guaranty to Seller with respect to the WV Purchase Agreement (each, a "WV Guaranty");

     WHEREAS, the Company is the sole member of WV Sub, LLC, a Delaware limited liability company ("WV Sub");

     WHEREAS, the parties hereto desire that:

          (a) GGP-TRS II convey to WV Sub all of the right, title and interest of GGP-TRS II under the WV Purchase Agreement;

          (b) WV Sub assume all obligations of GGP-TRS II under the WV Purchase Agreement;

          (c) WV Sub obtain a loan (the "WV Loan") upon the terms described in that certain Loan Agreement dated the date hereof, between WV Sub, as borrower, and

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     Archon Financial L.P. and Commerzbank AG, New York Branch, as lenders
     (collectively, the "WV Lender"), a portion of which will be Retained Debt (as defined in the Existing Operating Agreement) and the remainder of which (net of amounts deducted by WV Lender and other costs and expenses) will be used by WV Sub to pay a portion of the purchase price for Whalers Village (the "WV Purchase Price");

          (d) GGPLP and TRS make additional capital contributions to the Company which will be used to pay the remainder of the WV Purchase Price and the acquisition costs for Whalers Village and establish a reserve for working capital;

          (e) WV Sub acquire Whalers Village pursuant to the WV Purchase Agreement (the "WV Acquisition" and, together with the WV Loan and the other transactions described in clauses (a)-(d) above and this clause (e), the "WV Transactions"); and

          (f) the parties make certain other modifications to the Existing Operating Agreement; and

     WHEREAS, the parties desire that the Company amend the Existing Operating Agreement as hereinafter set forth to reflect their understandings regarding the foregoing.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings set forth in the Existing Operating Agreement, as amended hereby.

     2. MATTERS RELATING TO WV TRANSACTIONS. Notwithstanding anything to the contrary contained in the Existing Operating Agreement or the Existing GGP-TRS II Operating Agreement:

          (a) Prior to the closing of the WV Acquisition, the parties shall cause GGP-TRS II to assign and convey to WV Sub all of GGP-TRS II's right, title and interest under the WV Purchase Agreement, and the Company shall cause WV Sub to assume all of the obligations of GGP-TRS II under the WV Purchase Agreement, pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A. The Company shall indemnify, defend and hold harmless GGP-TRS II from and against any and all losses, claims, damages, debts, liabilities, costs and expenses (including without limitation reasonable attorneys' fees), whether known or unknown, liquidated or unliquidated, fixed or contingent or direct or indirect and whether based on contract, tort, statute or other legal theory of recovery, which relate to or arise out of the WV Purchase Agreement.

          (b) The parties hereby approve the WV Transactions, which shall be deemed to have been approved by the Board of the Company and the Board of GGP-TRS II. Joel Bayer may execute and deliver any and all closing documents relating to the WV Acquisition that are consistent with the terms and conditions of the WV Purchase Agreement.


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          (c) Concurrently with the closing of the WV Acquisition, each Member shall pay $44,834,000.00 to the Company as an additional capital contribution thereto. The additional capital contributions to be made pursuant to this
Section 2(c) shall be paid in immediately available funds. No additional Units shall be issued to GGPLP or TRS on account of the additional capital contributions referred to in this Section 2(c).

          (d) $25,000,000 of the WV Loan shall constitute Retained Debt (the "WV Retained Debt"), regardless of whether the Managing Member would be entitled to make such designation under Section 10.1(a) of the Existing Operating Agreement. The amount of the WV Retained Debt (i.e., $25,000,000) shall be paid directly to GGPLP (or remitted by WV Sub to GGPLP) and used by GGPLP to pay a portion of its capital contribution obligation under Section 2(c) hereof. No adjustment to the Retained Debt shall be made pursuant to the last sentence of Section 10.1(a) of the Existing Operating Agreement as a result of the WV Loan. The last sentence of Section 10.1(a) of the Existing Operating Agreement shall in no event require any future adjustment to Retained Debt which would reduce the WV Retained Debt, and any such adjustment that would reduce the WV Retained Debt if this sentence did not apply shall be determined without regard to (i) the WV Retained Debt and Property Indebtedness of WV Sub and (ii) any other Retained Debt to which a similar provision applies and the Property Indebtedness related thereto (and, for clarity, any such similar provision is to be applied in the same manner as is described in this sentence). Except as specifically set forth in this Section 2, all provisions of the Existing Operating Agreement shall apply to the WV Retained Debt in the same manner as they apply to all other Retained Debt. TRS shall have the right to review the loan documents relating to the WV Loan in accordance with the last sentence of Section 6.2 of the Existing Operating Agreement.

          (e) In the event that either Member is required to pay any amount pursuant to its WV Guaranty, the other Member shall, upon demand by such Member, reimburse such Member for one-half of such amount.

          (f) The Company shall pay (and/or cause WV Sub to pay) the costs of the types shown on Exhibit B and/or Schedule 6.2 of the Existing Operating Agreement that are or were incurred by the Company, WV Sub, GGPLP and/or GGP-TRS II in connection with the WV Transactions, including without limitation the financing fee required pursuant to Section 3 of Schedule 7.1-2 of the Existing Operating Agreement and the acquisition fee required pursuant to Section 4 of such schedule (collectively, the "Costs"); and, to the extent GGPLP and/or GGP-TRS II has paid any of such costs, the Company shall reimburse (or cause WV
Sub) to reimburse them therefor. The payment of the Costs shall be deemed to have been approved by the Board of the Company. Notwithstanding the foregoing,
(i) the financing fee referred to above shall be $850,000 (i.e., 1% of $85,000,000 (the original principal amount of the WV Loan less the portion thereof that constitutes Retained Debt)), (ii) except as shown on Exhibit B, the Company or WV Sub shall pay the entire amount of all other costs and fees owing in connection with the WV Loan (notwithstanding that a portion of the WV Loan is Retained Debt) and (iii) such financing fee and the acquisition fee referred to above shall be paid to GGMI at closing under the WV Purchase Agreement.

          (g) The Managing Member shall submit the portions of the 2006 Proposed Annual Business Plan that pertain to Whalers Village to the Board of the Company for approval


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promptly after the date of this Amendment (instead of the earlier date, if any, specified in the Existing Operating Agreement). During the portion of 2006 until there is an Annual Business Plan that pertains to Whalers Village and during the remainder of 2005, the Company shall cause WV Sub to operate Whalers Village in a manner which is consistent with the operation by GGPLP of its properties generally and WV Sub may make such expenditures as are consistent with the operation of Whalers Village in such manner without the consent of the Board of the Company (but the making of capital expenditures during such period in respect of Whalers Village shall require the approval of such Board unless they are in connection with tenant leasing or constitute Nondiscretionary Items).

          (h) GGPLP represents and warrants to TRS that, as of the date hereof and except for matters set forth in written materials furnished to TRS or Commonwealth Realty Advisors, Inc. prior to the execution and delivery hereof, GGPLP has no knowledge of inaccuracies in the representations made by Seller under the WV Purchase Agreement (without regard to the knowledge qualifications contained therein) that individually or in the aggregate would have a material adverse effect on Whalers Village. For purposes of this paragraph, "Knowledge" means the actual knowledge (excluding any constructive or imputed knowledge) of Joel Bayer. The representation and warranty contained in this Section 2(h) shall be subject to the same limitations on survival as are contained in Section 5.3 of the WV Purchase Agreement.

          (i) The indemnification provisions contained in Section 6.6 of the Existing Operating Agreement shall apply to GGPLP and its affiliates with respect to their activities as managing member of, and provider of other services to, GGP-TRS II.

          (j) For purposes of calculating the Annual Administrative Services Fee, the acquisition cost of the WV Property shall be determined without regard to any market value adjustment for leases that would otherwise be required by FAS 141-142.

          (k) The parties acknowledge that the provisions of the Existing Operating Agreement regarding Extended Term Financing (including without limitation Schedule 6.2(e)(iv)) apply to Whalers Village. The financing fee paid with respect to any refinancing of the WV Property prior to November 30, 2008 only shall apply to an amount of the gross proceeds thereof that equals the excess of (i) the initial principal amount thereof (excluding any portion thereof which constitutes Retained Debt) over (ii) the then outstanding principal amount of the financing that is being repaid with such gross proceeds (excluding any portion thereof that constitutes Retained Debt).

          (l) Inasmuch as Whalers Village is being acquired by a subsidiary of the Company rather than a subsidiary of GGP-TRS II, the following provisions of the Existing GGP-TRS II Operating Agreement shall no longer be applicable: (i) the provisions relating to the acquisition and operation of Whalers Village (including without limitation the provision requiring delivery of "Proposed Annual Business Plans" and the provisions regarding the provision of property management and other services), (ii) the provisions regarding contributions to the capital of GGP-TRS II, (iii) the last sentence of Section 3.1(d) regarding reimbursement by TRS for amounts paid by GGPLP under the GGPLP Guaranty, (iv) the provisions regarding delivery of reports and financial statements, (v) the provision regarding confidentiality and nonuse of information as it pertains to information about the WV Property and (vi) the


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provisions regarding the Unit Contribution (as defined in the Existing GGP-TRS
II Operating Agreement).

     3. AMENDMENT TO SCHEDULE I. Schedule I of the Existing Operating Agreement is hereby amended by deleting the reference to Gardner, Carton & Douglas and its address and inserting the following in lieu thereof:

     "Holland & Knight LLP
     131 South Dearborn Street
     30th Floor
     Chicago, Illinois 60603
     Attn: James T. Mayer
     Telephone: 312/715-5841
     Facsimile: 312/578-6666"

     4. NO OTHER CHANGES; ETC. Except as specifically set forth herein, the Existing Operating Agreement and Existing GGP-TRS II Operating Agreement shall remain in full force and effect (it being understood that the parties intend to dissolve and terminate GGP-TRS II shortly after the date hereof). Any references in either such document to "hereunder" or "herein" or other terms of similar import shall mean such document, as amended hereby.

     5. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware (without regard to its conflicts of law principles).

     6. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute the same document.

     7. BINDING EFFECT. This Amendment shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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          IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

                                        GGP LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: General Growth Properties, Inc.,
                                            a Delaware corporation, its general
                                            partner


                                        By: /s/ Linda J. Wight
                                            ------------------------------------
                                            Linda J. Wight, Assistant Secretary


                                        TEACHERS' RETIREMENT SYSTEM OF THE STATE
                                        OF ILLINOIS

                                        By: Commonwealth Realty Advisors, Inc.,
                                            as attorney-in-fact under power of
                                            attorney


                                        By: /s/ Mark Kirincich
                                            ------------------------------------
                                            Mark Kirincich, President


                                        GGP-TRS L.L.C., a Delaware limited
                                        liability company

                                        By: GGP LIMITED PARTNERSHIP, a Delaware
                                            limited partnership, its managing
                                            member

                                        By: General Growth Properties, Inc., a
                                            Delaware corporation, its general
                                            partner


                                        By: /s/ Linda J. Wight
                                            ------------------------------------
                                            Linda J. Wight, Assistant Secretary

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                                        GGP-TRS II L.L.C.,
                                        a Delaware limited liability company

                                        By: GGP LIMITED PARTNERSHIP, a Delaware
                                            limited partnership, its managing
                                            member

                                        By: General Growth Properties, Inc., a
                                            Delaware corporation, its general
                                            partner


                                        By: /s/ Linda J. Wight
                                            ------------------------------------
                                            Linda J. Wight, Assistant Secretary


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